Exhibit 99.1

Envestnet Appoints Three New Independent Directors to Board
Announces Cooperation Agreement with Impactive Capital

BERWYN, PA – March 28, 2023 – Envestnet, Inc. (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today announced the appointment of three new independent directors to its Board of Directors. Barbara Turner, former CEO of Ohio National Financial Services, a leading provider of life insurance, annuities and wealth management services, joined the Board effective as of March 22, 2023, as part of Envestnet’s ongoing refreshment process.

Envestnet also has appointed Lauren Taylor Wolfe, Co-Founder and Managing Partner of Impactive Capital and Wendy Lane, a member of the Verisk Board of Directors, to its Board effective as of March 27, 2023. The appointment of Ms. Wolfe and Ms. Lane was made in connection with a long-term cooperation agreement it has entered with Impactive Capital LP (together with certain affiliates, “Impactive”).

“We are pleased to welcome Barbara, Lauren and Wendy to the Envestnet Board and look forward to benefitting from their collective experience and expertise,” said James L. Fox, Chairman of the Envestnet Board of Directors. “These appointments were informed by Envestnet’s ongoing dialogue with shareholders as we continue to execute on our strategic plan to deliver enhanced value to shareholders. We appreciate the collaboration with Impactive, with whom we have maintained an ongoing dialogue in reaching this agreement.”

“Our progress over the last year, coupled with the investments we have made in the business, provides us with confidence that Envestnet is on the path to unlocking the revenue potential and margin expansion of our connected ecosystem,” said Bill Crager, Co-Founder and Chief Executive Officer for Envestnet. “The Envestnet Board and I look forward to working alongside the new independent directors, as well as the rest of the management team, to build on the momentum we have underway.”

“As long-term investors, Impactive believes in the considerable future potential of Envestnet’s business,” said Ms. Taylor Wolfe. “We are pleased to have worked constructively with the Envestnet Board to reach an agreement that is in the best interests of all stakeholders. We look forward to bringing our fresh perspectives and ownership mentality to the Board, and to working alongside our fellow directors to create significant value for shareholders.”

Under the cooperation agreement, Impactive has agreed to customary standstill, voting, confidentiality and other commitments. In addition, Envestnet has agreed that the Board will put forth a proposal to declassify the Board at the 2024 Annual Meeting. The full agreement between Envestnet and Impactive will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

About Barbara Turner

Barbara Turner served in various roles at Ohio National Financial Services, Inc., a leading provider of life insurance, annuities and wealth management services, from 1997 to 2022, most recently as President and Chief Executive Officer. Prior to joining Ohio National, Ms. Turner held roles at Cox Financial Corporation, Reynolds DeWitt Securities, Provident Bank, and Central Trust Bank.

She is currently the Board Chair of the United Way of Greater Cincinnati and the incoming Board Chair of the Urban League of Greater Southwestern Ohio. She also serves on the board of The Christ Hospital Health Network. Ms. Turner previously served as Vice Chair of the Cincinnati USA Regional Chamber of Commerce, Vice Chair of the insurance industry trade association LL Global (LIMRA) and on the Board of Directors of the American Council of Life Insurers. Ms. Turner attended the University of Cincinnati and is a graduate of the SIFMA/Wharton Securities Industry Institute (SII).

About Lauren Taylor Wolfe

Lauren Taylor Wolfe is the Co-Founder and has served as the Managing Partner of Impactive Capital since its founding in April 2018. Prior to founding Impactive Capital, Ms. Taylor Wolfe spent ten years at Blue Harbour Group, L.P., an activist investment firm. Earlier in her career, Ms. Taylor Wolfe served as a Portfolio Manager at SIAR Capital LLC, an investment firm specializing in emerging growth companies, from 2003 to 2007, and as an Associate at Diamond Technology Partners, a strategic technology consulting firm, from 2000 to 2003. Ms. Taylor Wolfe previously served on the board of directors of HD Supply Holdings, Inc., an industrial distributor, from 2017 until it was acquired by The Home Depot, Inc. in 2020. Ms. Taylor Wolfe previously served on the 30% Club Steering Committee and was an Angel member of 100 Women in Finance. Ms. Taylor Wolfe earned a B.S. in Applied Economics and Management from Cornell University and an M.B.A. from The Wharton School at the University of Pennsylvania.

About Wendy Lane

Wendy E. Lane has served as Chair of Lane Holdings, Inc., a private equity investment company, since 1992. Ms. Lane currently serves as a director of Verisk Analytics, Inc., a data analytics and risk assessment firm. Ms. Lane previously served on the boards of directors of NextPoint Financial, Inc., a consumer finance and tax advisory services firm, from August 2020 to July 2021, CoreLogic, Inc., a financial, property, and consumer information analytics firm, from November 2020 to February 2021, Willis Towers Watson PLC, an advisory and solutions company, from April 2004 to May 2022, MSCI Inc., an analytics company, from January 2015 to April 2019, UPM-Kymmene Oyj, a Finnish forest industry company, from March 2005 to April 2018, and Laboratory Corporation of America Holdings, a clinical laboratory company, from November 1996 to May 2014. Ms. Lane was a Principal and Managing Director of Donaldson, Lufkin and Jenrette Securities Corporation from 1981 to 1992. Prior to that, Ms. Lane was an investment banker at Goldman, Sachs & Co. Ms. Lane holds a B.A. from Wellesley College in Mathematics and French and an M.B.A. from Harvard Business School.

About Envestnet

Envestnet is transforming the way financial advice is delivered through an ecosystem of technology, solutions and intelligence. By establishing the connections between people’s daily financial decisions and long-term financial goals, Envestnet empowers them to make better sense of their finances and live an Intelligent Financial Life™. With $5T in platform assets – approximately 106,000 advisors, 16 of the 20 largest U.S. banks, 47 of the 50 largest wealth management and brokerage firms, more than 500 of the largest RIAs, and thousands of companies depend on Envestnet technology and services to help drive better outcomes for their businesses and for their clients.

Envestnet refers to the family of operating subsidiaries of the public holding company, Envestnet, Inc. (NYSE: ENV). For more information on Envestnet, please visit www.envestnet.com and follow us on Twitter @ENVintel.

Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the first quarter and full year of 2022, its strategic and operational plans and growth strategy, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the concentration of our revenues from the delivery of our solutions and services to clients in the financial services industry; our reliance on a limited number of clients for a material portion of our revenue; the renegotiation of fees by our clients; changes in the estimates of fair value of reporting units or of long-lived assets; the amount of our debt and our ability to service our debt; limitations on our ability to access information from third parties or charges for accessing such information; the targeting of some of our sales efforts at large financial institutions and large financial technology (“FinTech”) companies which prolongs sales cycles, requires substantial upfront sales costs and results in less predictability in completing some of our sales; changes in investing patterns on the assets on which we derive revenue and the freedom of investors to redeem or withdraw investments generally at any time; the impact of fluctuations in market conditions and interest rates on the demand for our products and services and the value of assets under management or administration; our ability to keep up with rapid technological change, evolving industry standards or changing requirements of clients; risks associated with our international operations; the competitiveness of our solutions and services as compared to those of others; liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest; harm to our reputation; our ability to successfully identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; our ability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner; the failure to protect our intellectual property rights; our ability to introduce new solutions and services and enhancements; our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information and potential liabilities for data security breaches; the effect of privacy laws and regulations, industry standards and contractual obligations and changes to these laws, regulations, standards and obligations on how we operate our business and the negative effects of failure to comply with these requirements; regulatory compliance failures; failure by our customers to obtain proper permissions or waivers for our use of disclosure of information; adverse judicial or regulatory proceedings against us; failure of our solutions, services or systems, or those of third parties on which we rely, to work properly; potential liability for use of inaccurate information by third parties provided by us; the occurrence of a deemed “change of control”; the uncertainty of the application and interpretation of certain tax laws; issuances of additional shares of common stock or issuances of shares of preferred stock or convertible securities on our existing stockholders; changes in the level of inflation; general economic, political and regulatory conditions; changes in trade, monetary and fiscal policies and laws; global events, natural disasters, environmental disasters, terrorist attacks and pandemics or health crises, including their impact on the economy and trading markets; social, environmental and sustainability concerns that may arise, including from our business activities; and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://investor.envestnet.com/.

You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of the date hereof and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts

Investor Relations
investor.relations@envestnet.com

Media Relations
media@envestnet.com